SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2002

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(714) 246-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events.

     Stephen J. Ryan, M.D. has joined Allergan’s Board of Directors, effective September 23, 2002.

     Anthony H. Wild, Ph.D. has resigned as a director of Allergan, effective September 24, 2002. There were no disagreements with Allergan on any matter relating to Allergan’s operations, policies or practices.

     The full text of the press release relating to Dr. Wild’s resignation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 7. Exhibits.

     99.1       Press Release dated September 24, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:   September 25, 2002

By:	/s/ Douglas S. Ingram

Name: Title:	Douglas S. Ingram Corporate Vice President, General Counsel and Secretary